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                                  EXHIBIT 16.1
[Logo] Ernst & Young

Ernst & Young LLP
Two Commerce Square
Suite 4000
2001 Market Street
Philadelphia
Pennsylvania 19103-7096

Phone: (215) 448-5000
Fax: (215) 448-4069
www.ey.com


February 14, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 14, 2005 of The MIIX Group, Incorporated and are in agreement with the statements contained in the first, third, fourth and fifth paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Ernst & Young LLP